UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2012 (February 9, 2012)

Array BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

001-16633	23-2908305
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Walnut Street, Boulder, Colorado	80301
(Address of principal executive offices)	(Zip Code)

303-381-6600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this report, “Array BioPharma,” “Array,” “we,” “us” and “our” refer to Array BioPharma Inc., unless the context otherwise provides.

Item 1.01.  Entry into a Material Definitive Agreement.

On February 9, 2012, Array entered into an Underwriting Agreement (the “Underwriting Agreement”) with Jefferies & Company, Inc., as representative of the several Underwriters named therein (collectively, the “Underwriters”).  Subject to the terms and conditions of the Underwriting Agreement, Array agreed to sell to the Underwriters, and the Underwriters agreed to purchase from Array, an aggregate of 20,000,000 shares of Array’s authorized but previously unissued common stock, par value $0.001 (“Common Stock”), at a public offering price of $2.60 per share.  The net proceeds to Array from this Common Stock offering are expected to be approximately $48.8 million after deducting underwriting discounts and commissions and estimated offering expenses payable by Array.  Array has also granted the Underwriters a 30-day option to purchase up to an aggregate of 3,000,000 additional shares of Common Stock to cover over-allotments, if any.  The Underwriters’ obligations to purchase the shares is subject to the satisfaction of certain customary closing conditions, including receipt of legal opinions and approval of legal matters by their respective counsels.  Array has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Act”), or to contribute to the payments the Underwriters may be required to make in respect of these liabilities.

The closing of the sale of 20,000,000 of the shares is scheduled to occur on or about February 14, 2012.  The shares have been registered pursuant to a registration statement on Form S-3 (Registration Statement No. 333-178162) filed with the Securities and Exchange Commission under the Act on November 23, 2011.

The foregoing summary of the terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 hereto and incorporated herein by reference.

Item 8.01 Other Events.

The press release announcing the pricing of the public offering is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements

This current report contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements concerning the completion, timing and size of the proposed offering and other statements that are other than statements of historical facts. These statements involve significant risks and uncertainties. Because these statements reflect our current expectations concerning future events, actual events could differ materially from those anticipated in these forward-looking statements as a result of many factors. These factors include, but are not limited to: the risk that the financing may be delayed or may not occur due to market or other conditions and the satisfaction of customary closing conditions related to the proposed public offering. Additional information concerning these and other factors that may cause actual events to differ materially from those anticipated in the forward-looking statements is contained in the “Risk Factors” section of Array’s most recent Annual Report on Form 10-K, in our other periodic reports and filings with the Securities and Exchange Commission and in the prospectus supplement related to the offering. We caution investors not to place undue reliance on the forward-looking statements contained in this current report. All forward-looking statements are based on information currently available to Array on the date hereof, and we undertake no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this current report, except as required by law.

Item 9.01                 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 9, 2012, by and among Array BioPharma Inc. and Jefferies & Company, Inc., as representative of the several Underwriters party thereto
5.1	Opinion of Gross Hartman LLC
23.1	Consent of Gross Hartman LLC (contained in Exhibit 5.1)
99.1	Press Release dated February 9, 2012 entitled “Array BioPharma Announces Proposed Public Offering of Common Stock”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2012	Array BioPharma Inc.

	By:	/s/ R. Michael Carrruthers
R. Michael Carruthers
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 9, 2012, by and among Array BioPharma Inc. and Jefferies & Company, Inc., as representative of the several Underwriters party thereto
5.1	Opinion of Gross Hartman LLC
23.1	Consent of Gross Hartman LLC (contained in Exhibit 5.1)
99.1	Press Release dated February 9, 2012 entitled “Array BioPharma Announces Proposed of Public Offering of Common Stock”